SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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/_/     Filed by a Party other than the Registrant

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/_/     Preliminary Proxy Statement
/_/     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/_/     Definitive Proxy Statement
/X/    Definitive Additional Materials
/_/     Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

NATIONWIDE MUTUAL FUNDS

(Name of Registrant as Specified In Its Charter)

____________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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/_/    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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/_/     Fee paid previously with preliminary proxy materials.

/_/     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4.	Date Filed: _________________________________________________________

Notes.

May 22, 2008

Dear Valued Shareholder:

Please help us by voting your proxy today.

The Special Meeting of Shareholders scheduled to reconvene on June 6th is only two weeks away. Eight of the 26 Nationwide Funds included in the reorganization proposal still lack sufficient voting to hold and conduct the formal business of the Meeting. In accordance with the Funds’ governing documents, more than 50% of the outstanding shares of each Fund must cast a vote for the meeting to occur.

On the record date set by the Board of Trustees, you were a shareholder of one or more of these eight funds and we have not yet received your proxy vote. Even if you have redeemed your shares since the record date, only you have the right to vote those shares and we need your vote to hold the Special Meeting. You can choose to vote For, Against or Abstain.

Additional information can be found in the combined proxy statement/prospectus, which was previously mailed to you. If you need another copy of the combined proxy statement/prospectus or have any proxy-related questions, please call 1-866-745-0266 or go to www.nationwidefunds.com.

IT IS CRITICAL THAT WE RECEIVE ENOUGH VOTES TO COMPLETE THE BUSINESS OF THE MEETING WITHOUT FURTHER DELAY. EVERY VOTE MATTERS AND WILL HELP US TO OBTAIN THE REQUIRED NUMBER OF VOTES TO COMPLETE THE MEETING. If we do not receive enough participation, solicitation efforts will continue. By voting now, you will avoid the necessity of further solicitation efforts.

Thank you in advance for your participation. YOUR VOTE IS IMPORTANT SO PLEASE VOTE YOUR SHARES TODAY!

Stephen T. (Tim) Grugeon
President
Nationwide Mutual Funds

Please take a moment now to cast your vote using one of the options listed below:

1.	Vote by Mail. Please mark the enclosed proxy ballot(s), sign and date the ballot(s) and return in the postage- paid envelope provided.

2.	Vote by Telephone. You may cast your vote by calling our toll-free proxy hotline at 1-866-745-0266. Representatives are available to record your vote Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

3.	Vote by touch-tone phone. You may cast your vote using the automated telephone system by calling toll- free 1-866-458-9850 and entering the control number found on the enclosed proxy ballot(s).

4.	Vote via the Internet. You may cast your vote using the Internet by logging onto www.proxyonline.com and entering the control number found on the enclosed proxy ballot(s).

Nationwide Funds distributed by Nationwide Fund Distributors LLC, Member FINRA. 1200 River Road, Suite 1000, Conshohocken, PA 19428.	REG